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EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of ANC Rental Corporation dated July 13, 2000, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.





Dated:  July 13, 2000                         Michael G. DeGroote



                                              By: /s/ Michael G. DeGroote
                                                 -------------------------------





Dated:  July 13, 2000                         Westbury (Bermuda) Ltd.



                                              By: /s/ Michael G. DeGroote
                                                 -------------------------------
                                                 Michael G. DeGroote
                                                 President

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